SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: March 17, 2010

ELEPHANT TALK COMMUNICATIONS, INC.
(Exact name of registrant as specified in Charter)

California	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

Schiphol Boulevard 249, 1118 BH Schiphol, The Netherlands

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (31 0 20 653 5916)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K and other reports we file from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the Filings) relating to our industry and our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the exhibits attached to this Current Report on Form 8-K.

Item 1.01             Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 below is hereby incorporated by reference into this Item 1.01.

Item 2.01             Completion of Acquisition or Disposition of Assets

Sale and Purchase Agreements

On March 17, 2010, Elephant Talk Communications, Inc. (the “Registrant”) entered into two Sale and Purchase Agreements (each an  “SPA” and, collectively, the “SPAs”) with the shareholders of ValidSoft Limited (“ValidSoft”), a company organized under the laws of the Republic of Ireland.  The entry into the SPAs follows the parties’ execution of a Heads of Terms on November 2, 2009, as described in the Registrant’s filing on Form 8-K on November 6, 2009. Two SPAs were entered into because one SPA, entered into with shareholder Enterprise Ireland, an Irish agency, is to be governed by Irish law. The remaining shareholders entered into the other SPA, governed by New York law.

Pursuant to the SPAs, the Registrant acquired the securities of ValidSoft for consideration consisting of 20% of the issued and outstanding common stock of Registrant as of February 1, 2009 and warrants to purchase common stock of Registrant equal to (i) 20% of the issued and outstanding warrants of Registrant as of February 1, 2009; and (ii) 20% of the issued and outstanding options of Registrant as of February 1, 2009.  Twenty-five percent of the foregoing consideration was placed into escrow and, in the event certain revenue milestones (as set forth the in the SPAs) have not been achieved, is subject to forfeiture and cancellation.

In connection with the SPAs, the shareholders of ValidSoft entered into lock-up agreements restricting the sale, transfer and disposition of the unregistered common stock owned by such shareholders (i) for a period of 2 years from Completion (as defined in the SPAs) with respect to the shareholders who participate in the management of the Registrant and (ii) for a period of 1 year from Completion or 6 months from the completion of a rights offering by ValidSoft, whichever is earlier, with respect to the non-management shareholders.

This summary of the terms of the SPAs is qualified in its entirety by reference to the SPAs, filed as Exhibit 2.1 and 2.2 to this Current Report, and incorporated by reference as if set forth herein in full.

Item 9.01             Exhibits.

(d) Exhibits.

Exhibit
No.	Description

2.1*	Sale and Purchase Agreement, dated March 17, 2010, by and among Elephant Talk Communications, Inc. and the shareholders of ValidSoft Limited other than Enterprise Ireland.

2.2*	Sale and Purchase Agreement, dated March 17, 2010, by and between Elephant Talk Communications, Inc. and Enterprise Ireland.

* Portions of this document have been omitted based on a request for confidential  treatment submitted to the SEC. The unredacted document has been separately filed with the SEC. The redacted information is confidential information of the Registrant, ValidSoft and the shareholders of ValidSoft.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS, INC.

/s/ Steven van der Velden
Name: Steven van der Velden
Title: President and Chief Executive Officer

Dated:  March 23, 2010